       141                                   EXHIBIT 23.1




                     Consent of Independent
                  Certified Public Accountants


InterSystems, Inc.
Houston, Texas


      We hereby consent to the incorporation by reference in the Prospectuses constituting a part of the Registration Statement No. 33-42985 on Form S-3 and Registration Statements No. 33-71582 and 33-71584, originally filed on Form S-1; and Registration Statement No. 33-42731, originally filed on Form S-2, which have been post effectively amended on Form S-3 of our report dated February 27, 1996, relating to the consolidated financial statements appearing in the Company's Annual Report on Form 10 KSB for the year ended December 31, 1995.




                                        BDO Seidman, LLP



Houston, Texas
March 29, 1996